Exhibit 5.1

REEDER & SIMPSON, P.C.

ATTORNEYS AT LAW

P.O. Box 601	RMI Tel.: +692-625-3602
RRE Commercial Center	Honolulu Tel.: +808-352-0749
Majuro, MH 96960 - Marshall Islands	Email: dreeder.rmi@gmail.com

October 24, 2019

Navios Maritime Acquisition Corporation

7 Avenue de Grande Bretagne, Office 11B2

Monte Carlo, MC 98000 Monaco

Attention: Angeliki Frangou

Re: Navios Maritime Acquisition Corporation, a Republic of the Marshall Islands corporation (the “Company”)

Ladies and Gentlemen:

We are licensed to practice law in the Republic of the Marshall Islands (the “RMI”), and are members in good standing of the Bar of the RMI. We are acting as legal counsel in the RMI to the Company in connection with (i) the Company’s public offering (the “Offering”), of 1,875,000 of its shares of common stock (the “Securities”), (ii) the Placement Agency Agreement, dated October 18, 2019 (the “Placement Agency Agreement”), between the Company and Fearnley Securities, Inc., on behalf of itself, S. Goldman Advisors LLC, and Fearnley Securities AS (collectively, the “Placement Agents”), and (iii) the registration statement (File No. 333-214739) (as amended and supplemented from time to time, the “Registration Statement”), including the prospectus of the Company, dated December 7, 2016 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement, dated October 17, 2019, with respect to the offering of the Securities, and the final prospectus supplement, dated October 18, 2019, relating to the offering of the Securities (the “Final Prospectus Supplement”), (the Base Prospectus, as supplemented by the Final Prospectus Supplement, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Prospectus”).

This opinion has been prepared for use in connection with the filing by the Company of a Report on Form 6-K, to be filed on or about the date hereof, which will be incorporated by reference into the Registration Statement and the Prospectus.

In connection with this opinion, we have examined such documents as may be required to issue this opinion including the Company’s operational documentation and certain resolutions adopted by the Company’s Board of Directors relating to the Offering of the Securities and such other documents or records of the proceedings of the Company as we have deemed relevant, and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that the Securities are duly authorized and, when issued and delivered to and paid for by the investors in the Offering in accordance with the terms of their respective subscription agreements, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the corporation laws of the RMI, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the laws of the RMI.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the above described Report on Form 6-K and its incorporation by reference into the Registration Statement, and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

Reeder & Simpson, P.C.
Dennis J. Reeder